UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-204832
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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PENNTEX MIDSTREAM PARTNERS, LP
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	8111 Westchester Drive, Suite 600	47-1669563
Dallas, Texas 75225
(State or Other Jurisdiction of Incorporation or Organization)	(832) 456-4000	(I.R.S. Employer Identification No.)
(Address, Including Zip Code, and Telephone
Number, including Area Code, of Registrants’
Principal Executive Offices)
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PENNTEX MIDSTREAM PARTNERS, LP 2015 LONG-TERM INCENTIVE PLAN
(Full Titles of Plan)
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Thomas E. Long
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
(832) 456-4000
(Address, Including Zip Code, and Telephone Number, including Area Code, of Agent For Service)
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated fi ler,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment (the “Amendment”) relates to the Registration Statement 333-204832 registering 3,200,000 common units representing limited partner interests (the “Units”) of PennTex Midstream Partners, LP (the “Partnership”) for the PennTex Midstream Partners, LP 2015 Long-Term Incentive Plan on Form S-8 (the “Registration Statement”).
On June 30, 2017, Energy Transfer Partners, L.P., a Delaware limited partnership (the “Purchaser”), completed, pursuant to Section 15.1 (the “Repurchase Right”) of the First Amended and Restated Limited Partnership Agreement of the Partnership (the “Partnership Agreement”), its purchase of all of the remaining Units that were not tendered pursuant to the Offer to Purchase dated May 18, 2017, as amended.
As a result of the exercise of the Repurchase Right, the Partnership has terminated any offering of the Partnership’s securities pursuant to the Registration Statement. In accordance with an undertaking made by the Partnership in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Partnership hereby removes from registration all of such securities of the Partnership registered but unsold under the Registration Statement, if any.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 7th day of July, 2017.

PennTex Midstream Partners, LP
By: PennTex Midstream GP, LLC, its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below, which are with PennTex Midstream GP, LLC, the general partner of PennTex Midstream Partners, LP, on July 7, 2017.

Signature	Title

/s/ Kelcy L. Warren	Chief Executive Officer and Director
Kelcy L. Warren	(Principal Executive Officer)

/s/ Thomas E. Long	Chief Financial Officer and Director
Thomas E. Long	(Principal Financial Officer)

/s/ A. Troy Sturrock	Senior Vice President, Controller & Principal Accounting Officer
A. Troy Sturrock	(Principal Accounting Officer)